Provident Financial Services, Inc. Announces Record Third Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, October 27, 2017 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $26.6 million, or $0.41 per basic and diluted share, for the three months ended September 30, 2017, compared to net income of $22.9 million, or $0.36 per basic and diluted share, for the three months ended September 30, 2016. For the nine months ended September 30, 2017, the Company reported net income of $74.5 million, or $1.16 per basic share and $1.15 per diluted share, compared to net income of $65.2 million, or $1.03 per basic share and $1.02 per diluted share, for the same period last year.
The increases in the Company’s earnings for the three and nine months ended September 30, 2017 were driven by the period-over-period growth in average loans outstanding, growth in both average non-interest bearing and interest bearing core deposits, expansion of the net interest margin and an increase in non-interest income. The improvement in the net interest margin was largely the result of an increase in the yield on earning assets, combined with a relatively stable cost of funds.
Christopher Martin, Chairman, President and Chief Executive Officer commented: “Our record quarterly earnings were driven by expansion of our net interest margin, improved asset quality and prudent expense management. While loan production was strong for the quarter, net portfolio growth was constrained by elevated levels of loan payoffs. Our loan pipeline remains very strong however, and as a result, we expect our total loans will increase in the upcoming quarters.” Martin added: “I would like to congratulate all members of the Provident team for their efforts which led to Provident Bank being recently named the Best Bank in New Jersey by Money Magazine.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on November 30, 2017, to stockholders of record as of the close of business on November 15, 2017.
Balance Sheet Summary
Total assets at September 30, 2017 totaled $9.50 billion, a $5.3 million decrease from December 31, 2016. The decline in total assets was primarily due to a $23.2 million decrease in total investments, a $5.5 million decrease in premises and equipment and a $2.3 million decrease in foreclosed assets, partially offset by a $24.6 million increase in total loans.
The Company’s loan portfolio increased $24.6 million, or 0.4%, to $7.03 billion at September 30, 2017, from $7.00 billion at December 31, 2016. For the nine months ended September 30, 2017, loan originations, including advances on lines of credit, totaled $2.56 billion. During the nine months ended September 30, 2017, the loan portfolio had net increases of $78.1 million in commercial loans, $59.9 million in construction loans and $44.0 million in commercial mortgage loans, partially offset by net decreases of $67.1 million in multi-family mortgage loans, $54.4 million in residential mortgage loans and $35.5 million in consumer loans. Commercial real estate, commercial and construction loans represented 76.7% of the loan portfolio at September 30, 2017, compared to 75.3% at December 31, 2016.
At September 30, 2017, the Company’s unfunded loan commitments totaled $2.11 billion, including commitments of $1.16 billion in commercial loans, $444.8 million in construction loans and $221.1 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2016 and September 30, 2016 were $1.83 billion and $1.38 billion, respectively.
Total investments decreased $23.2 million, or 1.4%, to $1.58 billion at September 30, 2017, from $1.60 billion at December 31, 2016, largely due to principal repayments on mortgage-backed securities, and maturities and calls of certain municipal and agency bonds, partially offset by purchases of mortgage-backed and municipal securities, along with an increase in unrealized gains on securities available for sale.
Total deposits increased $37.6 million, or 0.6%, during the nine months ended September 30, 2017, to $6.59 billion from $6.55 billion at December 31, 2016. Total core deposits, which consist of savings and demand deposit accounts, increased $60.9 million to $5.96 billion at September 30, 2017, from $5.90 billion at December 31, 2016, while time deposits decreased $23.3 million to $627.9 million at September 30, 2017, from $651.2 million at December 31, 2016. The increase in core deposits was largely attributable to a $100.9 million increase in interest bearing demand deposits and a $19.5 million increase in non-interest bearing demand deposits, partially offset by a $43.7 million decrease in money market deposits and a $15.8 million decrease in savings deposits. Core deposits represented 90.5% of total deposits at September 30, 2017, compared to 90.1% at December 31, 2016.
Borrowed funds decreased $87.2 million, or 5.4%, during the nine months ended September 30, 2017, to $1.53 billion, as wholesale funding was replaced by net inflows of deposits and capital formation for the period. Borrowed funds represented 16.1% of total assets at September 30, 2017, a decrease from 17.0% at December 31, 2016.
Stockholders’ equity increased $48.4 million, or 3.9%, for the nine months ended September 30, 2017, to $1.30 billion, primarily due to net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. Common stock repurchases made in connection with withholding to cover income taxes on the vesting of stock-based compensation for the nine months ended September 30, 2017 totaled 43,090 shares at an average cost of $27.13. At September 30, 2017, 3.1 million shares remained eligible for repurchase under the current stock repurchase authorization. Book value per share and tangible book value per share(1) at September 30, 2017 were $19.56 and $13.23, respectively, compared with $18.94 and $12.54, respectively, at December 31, 2016.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended September 30, 2017, net interest income increased $5.2 million to $70.2 million, from $65.0 million for the same period in 2016. Net interest income for the nine months ended September 30, 2017 increased $14.4 million, to $206.3 million, from $192.0 million for the same period in 2016. The improvement in net interest income for the comparative periods was due to growth in average loans outstanding resulting from organic originations and increases in both average interest bearing core deposits and average non-interest bearing demand deposits, combined with period-over-period expansion of the net interest margin. The improvement in the net interest margin was a function of an increase in the yield on earning assets and a relatively stable cost of funds, as growth in average core deposits mitigated the Company's need to utilize higher-cost sources to fund average loans outstanding.
The Company’s net interest margin increased five basis points to 3.22% for the quarter ended September 30, 2017, from 3.17% for the trailing quarter. The weighted average yield on interest-earning assets increased five basis points to 3.75% for the quarter ended September 30, 2017, compared to 3.70% for the quarter ended June 30, 2017. The weighted average cost of interest-bearing liabilities for the quarter ended September 30, 2017 increased one basis point to 0.68%, compared to 0.67% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended September 30, 2017 increased two basis points to 0.38%, from 0.36% for the quarter ended June 30, 2017. Average non-interest bearing demand deposits totaled $1.36 billion for the quarter ended September 30, 2017, compared to $1.33 billion for the trailing quarter ended June 30, 2017. The average cost of borrowed funds for the quarter ended September 30, 2017 was 1.71%, compared to 1.66% for the trailing quarter.
The net interest margin increased 17 basis points to 3.22% for the quarter ended September 30, 2017, compared to 3.05% for the quarter ended September 30, 2016. The weighted average yield on interest-earning assets increased 18 basis points to 3.75% for the quarter ended September 30, 2017, compared to 3.57% for the quarter ended September 30, 2016, while the weighted average cost of interest bearing liabilities increased three basis points for the quarter ended September 30, 2017 to 0.68%, compared to the third quarter of 2016. The average cost of interest bearing deposits for the quarter ended September 30, 2017 was 0.38%, compared to 0.34% for the same period last year. Average non-interest bearing demand deposits totaled $1.36 billion for the quarter ended September 30, 2017, compared to $1.25 billion for the quarter ended September 30, 2016. The average cost of borrowed funds for the quarter ended September 30, 2017 was 1.71%, compared to 1.70% for the same period last year.
For the nine months ended September 30, 2017, the net interest margin increased nine basis points to 3.19%, compared to 3.10% for the nine months ended September 30, 2016. The weighted average yield on interest earning assets increased nine basis points to 3.72% for the nine months ended September 30, 2017, compared to 3.63%

for the nine months ended September 30, 2016, while the weighted average cost of interest bearing liabilities increased one basis point to 0.67% for the nine months ended September 30, 2017, compared to 0.66% the same period last year. The average cost of interest bearing deposits for the nine months ended September 30, 2017 was 0.36%, compared to 0.33% for the same period last year. Average non-interest bearing demand deposits totaled $1.34 billion for the nine months ended September 30, 2017, compared to $1.22 billion for the nine months ended September 30, 2016. The average cost of borrowings for the nine months ended September 30, 2017 was 1.67%, compared to 1.71% for the same period last year.
Non-Interest Income
Non-interest income totaled $15.1 million for the quarter ended September 30, 2017, an increase of $1.0 million, or 7.4%, compared to the same period in 2016. Fee income increased $1.5 million to $7.7 million for the three months ended September 30, 2017, compared to the same period in 2016, largely due to a $1.3 million increase in commercial loan prepayment fee income and a $218,000 increase in debit card revenue, partially offset by a $56,000 decrease in income from non-deposit investment products. Also contributing to the increase in non-interest income, wealth management income increased $330,000 to $4.6 million for the three months ended September 30, 2017, compared to the same period in 2016, due to stronger market conditions which positively impacted fees earned from assets under management and an increase in tax preparation fees. Net gains on securities transactions increased $79,000 for the three months ended September 30, 2017, compared to the same period in 2016. Partially offsetting these increases in non-interest income, other income decreased $877,000 to $1.5 million for the three months ended September 30, 2017, compared to the quarter ended September 30, 2016, primarily due to an $853,000 decrease in net gains on the sale of loans and a $143,000 decrease in net gains on the sale of foreclosed real estate, partially offset by a $116,000 increase in net fees on loan-level interest rate swap transactions.
For the nine months ended September 30, 2017, non-interest income totaled $42.4 million, an increase of $1.5 million, or 3.6%, compared to the same period in 2016. Fee income increased $1.6 million for the nine months ended September 30, 2017, compared to the same period in 2016, primarily due to a $1.3 million increase in commercial loan prepayment fee income, a $259,000 increase in deposit related fee income and a $139,000 increase in merchant fee income, partially offset by a $168,000 decrease in income from non-deposit investment products and an $86,000 decrease in debit card revenue. Income from Bank-owned life insurance increased $1.2 million to $5.3 million for the nine months ended September 30, 2017, compared to the same period in 2016, primarily due to the recognition of death benefit claims. Wealth management income increased $230,000 to $13.3 million for the nine months ended September 30, 2017, due to stronger market conditions which positively impacted fees earned from assets under management and an increase in tax preparation fees. Partially offsetting these increases in non-interest income, other income decreased $1.6 million to $2.8 million for the nine months ended September 30, 2017, compared to $4.4 million for the same period in 2016, principally due to a $1.2 million decrease in net gains on loan sales and a $335,000 gain recognized on the sale of deposits resulting from a strategic branch divestiture in the prior year.
Non-Interest Expense
For the three months ended September 30, 2017, non-interest expense totaled $46.3 million, an increase of $430,000, or 0.9%, compared to the three months ended September 30, 2016. Compensation and benefits expense increased $603,000 to $27.3 million for the three months ended September 30, 2017, compared to $26.7 million for the same period in 2016. This increase was principally due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Other operating expenses increased $128,000 to $7.0 million for the three months ended September 30, 2017, compared to the same period in 2016, largely due to an increase in consulting costs, partially offset by decreases in loan collection expense and debit card maintenance expense. Advertising and promotion expenses increased $120,000 to $907,000 for the three months ended September 30, 2017, compared to the same period in 2016, largely due to the timing of the Company's advertising campaigns. Partially offsetting these increases in non-interest expense, amortization of intangibles decreased $135,000 for the three months ended September 30, 2017, compared with the same period in 2016, as a result of scheduled reductions in amortization. Additionally, net occupancy costs decreased $122,000, to $6.1 million for the three months ended September 30, 2017, compared to the same period in 2016, largely due to a decrease in depreciation expense.

The Company’s annualized non-interest expense as a percentage of average assets(1) was 1.93% for the quarter ended September 30, 2017, compared to 1.96% for the same period in 2016. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income)(1) was 54.24% for the quarter ended September 30, 2017, compared to 58.01% for the same period in 2016.
Non-interest expense totaled $139.7 million for the nine months ended September 30, 2017, an increase of $3.1 million, or 2.3%, compared to $136.6 million for the nine months ended September 30, 2016. Compensation and benefits expense increased $2.6 million to $81.1 million for the nine months ended September 30, 2017, compared to $78.5 million for the nine months ended September 30, 2016, primarily due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Net occupancy costs increased $526,000 to $19.3 million for the nine months ended September 30, 2017, compared to the same period in 2016, principally due to an increase in snow removal costs incurred earlier in the year, combined with an increase in facilities maintenance costs. Data processing expense increased $457,000 to $10.3 million for the nine months ended September 30, 2017, compared to $9.8 million for the same period in 2016, primarily due to increases in telecommunication costs and software maintenance expense. In addition, other operating expenses increased $620,000 to $21.2 million for the nine months ended September 30, 2017, compared to the same period in 2016, largely due to increases in legal, consulting and debit card maintenance expenses, partially offset by a decrease in loan collection expense. Partially offsetting these increases in non-interest expense, FDIC insurance expense decreased $667,000 to $3.1 million for the nine months ended September 30, 2017, compared to $3.7 million for the same period in 2016. This decrease was due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in total assets that became effective for the quarter ended September 30, 2016. Additionally, amortization of intangibles decreased $549,000 for the nine months ended September 30, 2017, compared with the same period in 2016, as a result of scheduled reductions in amortization.
Asset Quality
The Company’s total non-performing loans at September 30, 2017 were $36.4 million, or 0.52% of total loans, compared to $38.9 million, or 0.55% of total loans at June 30, 2017, and $42.4 million, or 0.61% of total loans at December 31, 2016. The $2.5 million decrease in non-performing loans at September 30, 2017, compared to the trailing quarter, was due to a $2.5 million decrease in non-performing construction loans, a $657,000 decrease in non-performing commercial mortgage loans, a $413,000 decrease in non-performing consumer loans and a $306,000 decrease in non-performing residential loans, partially offset by a $1.4 million increase in non-performing commercial loans. At September 30, 2017, impaired loans totaled $50.2 million with related specific reserves of $2.9 million, compared with impaired loans totaling $52.7 million with related specific reserves of $4.1 million at June 30, 2017. At December 31, 2016, impaired loans totaled $52.0 million with related specific reserves of $2.3 million.
At September 30, 2017, the Company’s allowance for loan losses decreased three basis points to 0.86% of total loans, compared to 0.89% at June 30, 2017 and 0.88% at December 31, 2016. The decline in this loan coverage ratio from December 31, 2016, was largely the result of an overall improvement in asset quality. The Company recorded provisions for loan losses of $500,000 and $3.7 million for the three and nine months ended September 30, 2017, respectively, compared with provisions of $1.0 million and $4.2 million for the three and nine months ended September 30, 2016, respectively. For the three and nine months ended September 30, 2017, the Company had net charge-offs of $3.1 million and $5.3 million, respectively, compared to net charge-offs of $845,000 and $4.5 million, respectively, for the same periods in 2016. The allowance for loan losses decreased $1.6 million to $60.3 million at September 30, 2017 from $61.9 million at December 31, 2016.
At September 30, 2017 and December 31, 2016, the Company held $5.7 million and $8.0 million of foreclosed assets, respectively. During the nine months ended September 30, 2017, there were 12 additions to foreclosed assets with a carrying value of $2.2 million, and 23 properties sold with a carrying value of $3.8 million. Foreclosed assets at September 30, 2017 consisted of $3.4 million of commercial real estate and $2.3 million of residential real estate. Total non-performing assets at September 30, 2017 decreased $8.2 million, or 16.4%, to $42.2 million, or 0.44% of total assets, from $50.4 million, or 0.53% of total assets at December 31, 2016.

Income Tax Expense
For the three and nine months ended September 30, 2017, the Company’s income tax expense was $12.0 million and $30.8 million, respectively, compared with $9.3 million and $26.8 million, for the three and nine months ended September 30, 2016, respectively. The Company’s effective tax rates were 31.1% and 29.3% for the three and nine months ended September 30, 2017, respectively, compared to 28.8% and 29.1% for the three and nine months ended September 30, 2016, respectively, as a greater proportion of income in the current year periods was derived from taxable sources. The Company adopted Accounting Standards Update ("ASU”) No. 2016-09, "Compensation - Stock Compensation (Topic 718)" in the third quarter of 2016. Under this guidance, all excess tax benefits and tax deficiencies associated with share-based compensation are recognized as income tax expense or benefit in the income statement. For the nine months ended September 30, 2017 and 2016, the application of this guidance resulted in decreases in income tax expense of $1.2 million and $158,000, respectively.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, October 27, 2017 at 10:00 a.m. Eastern Time to discuss highlights of the Company’s financial results for the quarter ended September 30, 2017. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, annualized return on average tangible equity, annualized non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2017 (Unaudited) and December 31, 2016
(Dollars in Thousands)

Assets	September 30, 2017	December 31, 2016

Cash and due from banks	$97,298	$92,508
Short-term investments	51,485	51,789
Total cash and cash equivalents	148,783	144,297

Securities available for sale, at fair value	1,028,305	1,040,386
Investment securities held to maturity (fair value of $490,425 at September 30, 2017 (unaudited) and $489,287 at December 31, 2016)	481,845	488,183
Federal Home Loan Bank Stock	70,896	75,726
Loans	7,028,052	7,003,486
Less allowance for loan losses	60,276	61,883
Net loans	6,967,776	6,941,603
Foreclosed assets, net	5,703	7,991
Banking premises and equipment, net	78,567	84,092
Accrued interest receivable	27,398	27,082
Intangible assets	420,877	422,937
Bank-owned life insurance	188,123	188,527
Other assets	76,873	79,641
Total assets	$9,495,146	$9,500,465

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,880,133	$4,803,426
Savings deposits	1,083,215	1,099,020
Certificates of deposit of $100,000 or more	296,172	290,295
Other time deposits	331,696	360,888
Total deposits	6,591,216	6,553,629
Mortgage escrow deposits	25,186	24,452
Borrowed funds	1,525,560	1,612,745
Other liabilities	53,012	57,858
Total liabilities	8,194,974	8,248,684

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,467,819 shares outstanding at September 30, 2017 and 66,082,283 outstanding at December 31, 2016	832	832
Additional paid-in capital	1,010,247	1,005,777
Retained earnings	586,575	550,768
Accumulated other comprehensive loss	(708)	(3,397)
Treasury stock	(260,910)	(264,221)
Unallocated common stock held by the Employee Stock Ownership Plan	(35,864)	(37,978)
Common Stock acquired by the Directors' Deferred Fee Plan	(5,343)	(5,846)
Deferred Compensation - Directors' Deferred Fee Plan	5,343	5,846
Total stockholders' equity	1,300,172	1,251,781
Total liabilities and stockholders' equity	$9,495,146	$9,500,465

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Nine Months Ended September 30, 2017 and 2016 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest income:
Real estate secured loans	$47,692	$45,262	$140,712	$134,411
Commercial loans	18,964	16,093	53,884	46,419
Consumer loans	5,083	5,627	15,293	16,657
Securities available for sale and Federal Home Loan Bank stock	6,540	5,576	19,651	17,074
Investment securities held to maturity	3,272	3,349	9,812	10,011
Deposits, federal funds sold and other short-term investments	343	138	898	252
Total interest income	81,894	76,045	240,250	224,824

Interest expense:
Deposits	4,988	4,441	14,093	12,397
Borrowed funds	6,694	6,633	19,855	20,477
Total interest expense	11,682	11,074	33,948	32,874
Net interest income	70,212	64,971	206,302	191,950
Provision for loan losses	500	1,000	3,700	4,200
Net interest income after provision for loan losses	69,712	63,971	202,602	187,750

Non-interest income:
Fees	7,680	6,137	20,940	19,309
Wealth management income	4,592	4,262	13,314	13,084
Bank-owned life insurance	1,353	1,382	5,291	4,083
Net gain (loss) on securities transactions	36	(43)	47	54
Other income	1,451	2,328	2,804	4,378
Total non-interest income	15,112	14,066	42,396	40,908

Non-interest expense:
Compensation and employee benefits	27,328	26,725	81,086	78,496
Net occupancy expense	6,105	6,227	19,255	18,729
Data processing expense	3,314	3,328	10,302	9,845
FDIC Insurance	967	1,117	3,065	3,732
Amortization of intangibles	632	767	2,079	2,628
Advertising and promotion expense	907	787	2,709	2,567
Other operating expenses	7,027	6,899	21,248	20,628
Total non-interest expense	46,280	45,850	139,744	136,625
Income before income tax expense	38,544	32,187	105,254	92,033
Income tax expense	11,969	9,281	30,788	26,798
Net income	$26,575	$22,906	$74,466	$65,235

Basic earnings per share	$0.41	$0.36	$1.16	$1.03
Average basic shares outstanding	64,454,684	63,728,393	64,327,640	63,545,065

Diluted earnings per share	$0.41	$0.36	$1.15	$1.02
Average diluted shares outstanding	64,645,278	63,934,886	64,519,710	63,727,723

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
STATEMENTS OF INCOME:
Net interest income	$70,212	$64,971	$206,302	$191,950
Provision for loan losses	500	1,000	3,700	4,200
Non-interest income	15,112	14,066	42,396	40,908
Non-interest expense	46,280	45,850	139,744	136,625
Income before income tax expense	38,544	32,187	105,254	92,033
Net income	26,575	22,906	74,466	65,235
Diluted earnings per share	$0.41	$0.36	$1.15	$1.02
Interest rate spread	3.07%	2.92%	3.05%	2.97%
Net interest margin	3.22%	3.05%	3.19%	3.10%

PROFITABILITY:
Annualized return on average assets	1.11%	0.98%	1.05%	0.95%
Annualized return on average equity	8.11%	7.33%	7.76%	7.11%
Annualized return on average tangible equity (2)	12.00%	11.13%	11.56%	10.88%
Annualized non-interest expense to average assets (3)	1.93%	1.96%	1.97%	2.00%
Efficiency ratio (4)	54.24%	58.01%	56.19%	58.67%

ASSET QUALITY:
Non-accrual loans			$36,448	$40,016
90+ and still accruing			—	—
Non-performing loans			36,448	40,016
Foreclosed assets			5,703	10,087
Non-performing assets			42,151	50,103
Non-performing loans to total loans			0.52%	0.58%
Non-performing assets to total assets			0.44%	0.53%
Allowance for loan losses			$60,276	$61,088
Allowance for loan losses to total non-performing loans			165.38%	152.66%
Allowance for loan losses to total loans			0.86%	0.89%

AVERAGE BALANCE SHEET DATA:
Assets	$9,496,733	$9,328,946	$9,506,682	$9,133,000
Loans, net	6,937,467	6,730,854	6,936,512	6,607,963
Earning assets	8,617,728	8,420,908	8,620,994	8,224,380
Core deposits	5,933,299	5,746,057	5,902,127	5,480,122
Borrowings	1,553,365	1,550,148	1,594,197	1,600,023
Interest-bearing liabilities	6,766,182	6,748,118	6,815,077	6,610,432
Stockholders' equity	1,299,810	1,242,710	1,283,158	1,226,011
Average yield on interest-earning assets	3.75%	3.57%	3.72%	3.63%
Average cost of interest-bearing liabilities	0.68%	0.65%	0.67%	0.66%

LOAN DATA:
Mortgage loans:
Residential			$1,157,888	$1,214,095
Commercial			2,022,698	1,884,699
Multi-family			1,335,103	1,384,541
Construction			324,692	316,803
Total mortgage loans			4,840,381	4,800,138
Commercial loans			1,709,015	1,554,052
Consumer loans			481,262	538,061
Total gross loans			7,030,658	6,892,251
Premium on purchased loans			4,229	5,330
Unearned discounts			(36)	(39)
Net deferred			(6,799)	(6,956)
Total loans			$7,028,052	$6,890,586

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
		At September 30,		At December 31,
		2017	2016	2016
Total stockholders' equity		$1,300,172	$1,244,280	$1,251,781
Less: total intangible assets		420,877	423,678	422,937
Total tangible stockholders' equity		$879,295	$820,602	$828,844

Shares outstanding		66,467,819	66,028,442	66,082,283

Book value per share (total stockholders' equity/shares outstanding)		$19.56	$18.84	$18.94
Tangible book value per share (total tangible stockholders' equity/shares outstanding)		$13.23	$12.43	$12.54

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Total average stockholders' equity	$1,299,810	$1,242,710	$1,283,158	$1,226,011
Less: total average intangible assets	421,272	424,151	421,952	424,993
Total average tangible stockholders' equity	$878,538	$818,559	$861,206	$801,018

Net income	$26,575	$22,906	$74,466	$65,235

Annualized return on average tangible equity (net income/total average stockholders' equity)	12.00%	11.13%	11.56%	10.88%

(3) Annualized Non-Interest Expense to Average Assets
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Total annualized non-interest expense	183,611	182,403	186,837	182,499
Average assets	$9,496,733	$9,328,946	$9,506,682	$9,133,000

Annualized non-interest expense/average assets	1.93%	1.96%	1.97%	2.00%

(4) Efficiency Ratio Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net interest income	$70,212	$64,971	$206,302	$191,950
Non-interest income	15,112	14,066	42,396	40,908
Total income	$85,324	$79,037	$248,698	$232,858

Non-interest expense	$46,280	$45,850	$139,744	$136,625

Efficiency ratio (non-interest expense/income)	54.24%	58.01%	56.19%	58.67%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2017			June 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$22,383	$54	0.95%	$16,376	$39	0.95%
Federal funds sold and other short-term investments	52,102	289	2.22%	52,047	259	1.99%
Investment securities (1)	490,121	3,272	2.67%	493,632	3,292	2.67%
Securities available for sale	1,043,123	5,488	2.10%	1,052,134	5,631	2.14%
Federal Home Loan Bank stock	72,532	1052	5.76%	76,870	917	4.79%
Net loans: (2)
Total mortgage loans	4,805,991	47,692	3.92%	4,815,931	47,009	3.88%
Total commercial loans	1,644,437	18,964	4.54%	1,636,916	18,100	4.40%
Total consumer loans	487,039	5,083	4.14%	498,850	5,196	4.18%
Total net loans	6,937,467	71,739	4.08%	6,951,697	70,305	4.02%
Total Interest-Earning Assets	$8,617,728	$81,894	3.75%	$8,642,756	$80,443	3.70%

Non-Interest Earning Assets:
Cash and due from banks	89,304			96,131
Other assets	789,701			796,889
Total Assets	$9,496,733			$9,535,776

Interest-Bearing Liabilities:
Demand deposits	$3,476,330	$3,124	0.36%	$3,440,044	$2,852	0.33%
Savings deposits	1,096,626	534	0.19%	1,114,333	523	0.19%
Time deposits	639,861	1,330	0.82%	670,566	1,278	0.76%
Total Deposits	5,212,817	4,988	0.38%	5,224,943	4,653	0.36%

Borrowed funds	1,553,365	6,694	1.71%	1,628,155	6,735	1.66%
Total Interest-Bearing Liabilities	6,766,182	11,682	0.68%	6,853,098	11,388	0.67%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,360,343			1,331,143
Other non-interest bearing liabilities	70,398			66,740
Total non-interest bearing liabilities	1,430,741			1,397,883
Total Liabilities	8,196,923			8,250,981
Stockholders' equity	1,299,810			1,284,795
Total Liabilities and Stockholders' Equity	$9,496,733			$9,535,776

Net interest income		$70,212			$69,055

Net interest rate spread			3.07%			3.03%
Net interest-earning assets	$1,851,546			$1,789,658

Net interest margin (3)			3.22%			3.17%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.27x			1.26x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	9/30/17	6/30/17	3/31/17	12/31/16	09/30/16
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	2.41%	2.40%	2.40%	2.18%	2.14%
Net loans	4.08%	4.02%	3.93%	3.93%	3.93%
Total interest-earning assets	3.75%	3.70%	3.63%	3.58%	3.57%

Interest-Bearing Liabilities:
Total deposits	0.38%	0.36%	0.35%	0.34%	0.34%
Total borrowings	1.71%	1.66%	1.63%	1.67%	1.70%
Total interest-bearing liabilities	0.68%	0.67%	0.65%	0.64%	0.65%

Interest rate spread	3.07%	3.03%	2.98%	2.94%	2.92%
Net interest margin	3.22%	3.17%	3.11%	3.07%	3.05%

Ratio of interest-earning assets to interest-bearing liabilities	1.27x	1.26x	1.26x	1.26x	1.25x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$20,166	$124	0.82%	$66,671	$248	0.50%
Federal funds sold and other short term investments	51,993	774	1.99%	1,619	4	0.20%
Investment securities (1)	490,008	9,812	2.67%	477,564	10,011	2.79%
Securities available for sale	1,047,521	16,681	2.13%	996,790	14,464	1.94%
Federal Home Loan Bank stock	74,794	2,970	8.01%	73,773	2,610	5.31%
Net loans: (2)
Total mortgage loans	4,811,312	140,712	3.87%	4,617,611	134,411	3.85%
Total commercial loans	1,626,939	53,884	4.39%	1,437,716	46,419	4.27%
Total consumer loans	498,261	15,293	4.10%	552,636	16,657	4.02%
Total net loans	6,936,512	209,889	4.01%	6,607,963	197,487	3.96%
Total Interest-Earning Assets	$8,620,994	$240,250	3.72%	$8,224,380	$224,824	3.63%

Non-Interest Earning Assets:
Cash and due from banks	91,161			100,833
Other assets	794,527			807,787
Total Assets	$9,506,682			$9,133,000

Interest-Bearing Liabilities:
Demand deposits	$3,455,533	$8,724	0.34%	$3,231,073	$7,284	0.30%
Savings deposits	1,107,143	1,584	0.19%	1,033,281	1,184	0.15%
Time deposits	658,204	3,785	0.77%	746,055	3,929	0.70%
Total Deposits	5,220,880	14,093	0.36%	5,010,409	12,397	0.33%
Borrowed funds	1,594,197	19,855	1.67%	1,600,023	20,477	1.71%
Total Interest-Bearing Liabilities	$6,815,077	$33,948	0.67%	$6,610,432	$32,874	0.66%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,339,451			1,215,768
Other non-interest bearing liabilities	68,996			80,789
Total non-interest bearing liabilities	1,408,447			1,296,557
Total Liabilities	8,223,524			7,906,989
Stockholders' equity	1,283,158			1,226,011
Total Liabilities and Stockholders' Equity	$9,506,682			$9,133,000

Net interest income		$206,302			$191,950

Net interest rate spread			3.05%			2.97%
Net interest-earning assets	$1,805,917			$1,613,948

Net interest margin (3)			3.19%			3.10%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.26x			1.24x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Nine Months Ended
	9/30/2017	9/30/2016	9/30/2015
Interest-Earning Assets:
Securities	2.53%	2.28%	2.33%
Net loans	4.01%	3.96%	4.09%
Total interest-earning assets	3.72%	3.63%	3.72%

Interest-Bearing Liabilities:
Total deposits	0.36%	0.33%	0.31%
Total borrowings	1.67%	1.71%	1.73%
Total interest-bearing liabilities	0.67%	0.66%	0.66%

Interest rate spread	3.05%	2.97%	3.06%
Net interest margin	3.19%	3.10%	3.18%

Ratio of interest-earning assets to interest-bearing liabilities	1.26x	1.24x	1.23x